EXHIBIT 4.2(b)

AMENDMENT AND WAIVER TO SECURITYHOLDERS’ AGREEMENT

AMENDMENT AND WAIVER TO SECURITYHOLDERS’ AGREEMENT, dated as of April 14, 2004 (this “Amendment and Waiver”), among (i) CB Richard Ellis Services, Inc., a Delaware corporation (“CBRE”), and CB Richard Ellis Group, Inc., a Delaware corporation formerly known as CBRE Holding, Inc. (the “Company”), (ii) Blum Strategic Partners, L.P., a Delaware limited partnership formerly known as RCBA Strategic Partners, L.P. (“Strategic I”), Blum Strategic Partners II, L.P., a Delaware limited partnership (“Strategic II”), and Blum Strategic Partners II GmbH & Co. KG, a German limited partnership (“Strategic II KG,” and together with Strategic I and Strategic II, the “Blum Funds”), (iii) FS Equity Partners III, L.P., a Delaware limited partnership (“FSEP”), and FS Equity Partners International, L.P., a Delaware limited partnership (“FSEP International,” and together with FSEP, the “FS Entities”), (iv) DLJ Investment Partners, L.P., a Delaware limited partnership (“DLJIP”), DLJ Investment Partners II, L.P., a Delaware limited partnership (“DLJIP II”), DLJIP II Holdings, L.P., a Delaware limited partnership (“DLJIP II Holdings”), Stanfield Arbitrage CDO, Ltd., a special purpose limited liability company organized under the laws of the Cayman Islands (“Stanfield CDO”), Stanfield CLO, Ltd., a special purpose limited liability company organized under the laws of the Cayman Islands (“Stanfield CLO”), Stanfield/RMF Transatlantic CDO, Ltd., a special purpose limited liability company organized under the laws of the Cayman Islands (“Stanfield/RMF”), and Provident Financial Group, Inc., an Ohio corporation (“Provident,” and together with DLJIP, DLJIP II, DLJIP II Holdings, Stanfield CDO, Stanfield CLO, Stanfield/RMF and Provident, the “Note Investors”), (v) California Public Employees’ Retirement System (“CalPERS”), The Koll Holding Company, a California corporation (“Koll”), and Frederic V. Malek (“Malek,” and together with CalPERS and Koll, the “Other Non-Management Investors”), and (vi) the individuals identified on the signature pages hereto as “Management Investors” (together, the “Management Investors,” and together with the Blum Funds, FS Entities, the Note Investors and the Other Non-Management Investors, the “Investors”).

RECITALS:

A. The Company, CBRE and the Investors are parties to a Securityholders’ Agreement, dated as of July 20, 2001 (the “Securityholders’ Agreement”; capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Securityholders’ Agreement), which provides for, among other things, the registration of shares of Common Stock held by the Investors, upon the terms and subject to the conditions set forth therein;

B. On February 17, 2004, the Company filed a Registration Statement on Form S-1 (No. 333-112867) (as may be amended from time to time, together with any related Registration Statement on Form S-1 filed by the Company pursuant to Rule 462(b) of the Securities Act, the “Registration Statement”) with the SEC pursuant to the Securities Act in connection with a potential underwritten public offering of shares of the Class A Common Stock (the “Potential IPO”), including the offering and sale of shares of the Class A Common Stock to the underwriters for the Potential IPO (the “Underwriters”) on a firm commitment basis (the “Firm Commitment Shares”) and the potential offering and sale of shares of the Class A Common Stock in connection with any exercise by the Underwriters of their option to purchase additional shares to cover over-allotments (the “Over-Allotment Shares”); and

C. The parties hereto wish to amend and waive certain provisions in the Securityholders’ Agreement in connection with, and to provide for certain matters relating to, the Potential IPO.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

Section 1. Waiver of Advance Notice. Each of the Investors hereby waives the requirement of the Company set forth in Section 3.2(a) of the Securityholders’ Agreement to notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the initial filing of the Registration Statement.

Section 2. Conversion Notice. Pursuant to paragraph 8(a) of Article Fourth of the Certificate of Incorporation, each of the Blum Funds, the FS Entities, Koll, Malek and the Management Investors hereby requests the conversion of all of the shares of Class B Common Stock held by it or him on a share for share basis into the same number of shares of Class A Common Stock effective immediately prior to the completion of the Potential IPO, which time of effectiveness shall be the “Class B Conversion Time” (as defined in the Certificate of Incorporation); provided, however, that this Section 2 shall cease to be effective, and the notice provided hereby shall be null and void and of no further force and effect, if the completion of the Potential IPO shall not occur prior to July 31, 2004 or the Registration Statement shall be withdrawn by the Company prior to such date.

Section 3. Allocation of Shares for Sale in Potential IPO. (a) Notwithstanding anything to the contrary that may be set forth in the Securityholders’ Agreement (including, without limitation, Section 3.2 thereto), each of the Company and the Investors hereby agrees that the shares of Class A Common Stock to be issued and sold by the Company and to be sold by the Selling Investors (as defined below) in the Potential IPO shall be allocated as follows:

(i) The Company shall issue and sell Firm Commitment Shares in the Potential IPO with an aggregate Value (as defined below) of up to $150 million (the “Company Allocation”) and shall not issue or sell any additional shares of its capital stock in the Potential IPO.

(ii) The Company, in consultation with the representatives of the Underwriters, shall determine the number of Firm Commitment Shares to be offered in the Potential IPO and the number of Over-Allotment Shares that the Underwriters will have an option to purchase to cover over-allotments, if any (the “Over-Allotment Offering Size”). If and to the extent the representatives of the Underwriters advise the Company that the offering in the Potential IPO of an aggregate Value of Firm Commitment Shares (the “Firm Commitment Offering Size”) greater than the Company Allocation would not have an adverse effect on the price, timing or distribution of the shares of Class A Common Stock to be offered in the Potential IPO, the Selling Investors, in the aggregate, shall be entitled to sell, and hereby agree to sell, shares of Class A Common Stock in the Potential IPO with an aggregate Value equal to the excess of the Firm Commitment Offering Size over the Company Allocation (such excess, the “Investors Firm Commitment Allocation”), with the Investors Firm Commitment

Allocation to be allocated among the Selling Investors as set forth in clause (iii) of this Section 3(a). If and to the extent the representatives of the Underwriters elect to exercise the Underwriters’ over-allotment option and purchase some or all of the Over-Allotment Shares on one or more occasions, the Selling Investors, in the aggregate, on each such exercise shall be entitled to sell, and hereby agree to sell, to the Underwriters the Over-Allotment Shares with respect to such exercise (each such sale pursuant to an exercise of the over-allotment option, an “Investors Over-Allotment Allocation”), with such Investors Over-Allotment Allocation to be allocated among the Selling Investors as set forth in clause (iii) of this Section 3(a).

(iii) Each of the Investors Firm Commitment Allocation (if any) and the Investors Over-Allotment Allocations (if any) will be allocated among the Selling Investors on a pro rata basis, which for each Selling Investor (subject to such Selling Investor’s compliance with Section 3(b) hereto) shall be the ratio of (A) the total number of shares of Class A Common Stock owned by such Selling Investor (including for these purposes all shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock pursuant to Section 2 hereto and upon exercise of outstanding warrants) to (B) the total number of shares of Class A Common Stock owned by all of the Selling Investors participating in the Potential IPO (including for these purposes all shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock pursuant to Section 2 hereto and upon exercise of outstanding warrants). Assuming the accuracy of the representations and warranties of the Selling Investors in Section 6(a) hereto and the absence of Transfers of Restricted Securities by the Selling Investors between the date hereof and the date of execution of the Underwriting Agreement (as defined below), Schedule I attached hereto reflects the pro rata allocation of each of the Selling Investors reflected as a percentage of the shares of Class A Common Stock to be included in each of the Investors Firm Commitment Allocation or the Investors Over-Allotment Allocation (in each case, subject to the assumptions set forth in such schedule).

(iv) Each of the Management Investors hereby waives his right set forth in Section 3.2 of the Securityholders’ Agreement to sell shares of Common Stock in the Potential IPO (including, without limitation, the sale of any Firm Commitment Shares and the sale of any Over-Allotment Shares).

(v) For purposes of this Section 3, (A) “Value” shall mean the price to the public per share of Class A Common Stock that is offered in the Potential IPO and (B) “Selling Investors” shall mean the Investors other than the Management Investors.

(b) Each of the Selling Investors hereby agrees to (i) participate in the Potential IPO in the manner set forth in Section 3(a) hereto, (ii) execute and deliver to the representatives of the Underwriters an underwriting agreement in customary form reasonably satisfactory to such Selling Investor (the “Underwriting Agreement”) and (iii) execute and deliver such other documentation and instruments as such representatives shall reasonably request from such Selling Investor pursuant to the Underwriting Agreement, including, without limitation, a customary custody agreement relating to the deposit of the shares of Class A

Common Stock to be sold by such Selling Investor in the Potential IPO, a customary power of attorney appointing an attorney-in-fact for such Selling Investor, customary opinions of counsel, the original stock certificate or certificates representing such shares and one or more stock powers with respect to such shares.

(c) Each of the Company and the Selling Investors acknowledges and agrees that the provisions of this Section 3 shall constitute the written notice required to be delivered by each of the Selling Investors desiring to include in the Registration Statement any of the Registrable Securities held by it or him pursuant to Section 3.2 of the Securityholders’ Agreement and that the disposition of shares of Common Stock in the Potential IPO, as described in the Registration Statement, shall be the method of disposition for the Investors.

(d) Each of the Selling Investors agrees and acknowledges that the Company shall have sole authority and discretion with respect to the determination of each of the following matters with respect to the Potential IPO: (i) the Firm Commitment Offering Size, (ii) the Over-Allotment Offering Size, (iii) the Value, (iv) the identities of the Underwriters, (v) the timing of the filing of the Registration Statement and any amendments and exhibits to the Registration Statement, the timing of the filing, printing and distribution of any preliminary prospectus, definitive prospectus or prospectus supplement and the timing of any road show or other selling efforts, (vi) the contents of the Registration Statement, including, without limitation, any prospectus contained therein and any exhibits filed therewith (provided, however, that each of the Selling Investors shall be entitled to review the Registration Statement in advance of each filing thereof and provide comments with respect to any portions thereof with respect to which such Selling Investor would be required to indemnify the Company or any of the Underwriters pursuant to the Securityholders’ Agreement or the Underwriting Agreement if such portion contained a material misstatement or omission), (vii) the method and manner of the disposition of shares of Class A Common Stock in the Potential IPO and (viii) whether to terminate the Potential IPO and/or withdraw the Registration Statement.

(e) Except as set forth in this Section 3, the provisions of Article III of the Securityholders’ Agreement shall remain unchanged and shall apply to the Potential IPO with respect to each of the Company and the Investors.

(f) For the avoidance of doubt, it is understood by each of the parties hereto that none of the provisions set forth in this Section 3 or in Schedule I or Schedule II to this Agreement reflect any subdivision (by stock split or otherwise) of the shares of Common Stock. In the event of any such subdivision prior to the closing of the Potential IPO, the provisions in this Section 3 and in Schedule I and Schedule II will be adjusted proportionately to reflect such subdivision.

Section 4. Acknowledgment Regarding Section 3.1 of the Securityholders’ Agreement. Each of the Company and the Investors acknowledge that the participation by the Selling Investors in the Potential IPO, as contemplated by Section 3 hereto and the Registration Statement, shall not constitute a registration requested by any of such Selling Investors pursuant to Section 3.1 of the Securityholders’ Agreement.

Section 5. Amendments Related to Potential IPO. (a) Subject to Section 5(b), each of the Company, CBRE and the Investors agrees as follows:

(i) The phrase “(iii) Note Investor Holders holding not less than 25% of the Registrable Securities then outstanding held by the Note Investor Holders” contained in the first sentence of Section 3.1(a) of the Securityholders’ Agreement shall be amended and restated as follows: “(iii) [Intentionally Omitted]”.

(ii) The phrase “(z) a registration requested by Note Investor Holders pursuant to Section 3.1(a)(iii), after the Company has effected one (1) registration requested by Note Investor Holders pursuant to such Section” contained in Section 3.1(c)(ii) of the Securityholders’ Agreement shall be amended and restated as follows: “(z) [Intentionally Omitted]”.

(iii) The phrase “(z) Note Investor Holders holding not less than 50% of the Registrable Securities then outstanding held by all Note Investor Holders, in the case of a registration requested pursuant to Section 3.1(iii)” contained in Section 3.3 of the Securityholders’ Agreement shall be amended and restated as follows: “(z) [Intentionally Omitted]”.

(iv) The phrase “all FS Holders in the case of clause (y) and all Note Investor Holders in the case of clause (z)” contained in Section 3.3 of the Securityholders’ Agreement shall be amended and restated as follows: “and all FS Holders in the case of clause (y)”.

(v) The percentage “2%” contained in the first sentence of Section 3.7 of the Securityholders’ Agreement shall be amended and restated as follows: “0.5%”.

(b) Notwithstanding anything in this Amendment and Waiver to the contrary, the effectiveness of the amendments set forth in Section 5(a) is conditioned upon the completion of the Potential IPO prior to July 31, 2004. In the event such condition is not satisfied or in the event the Registration Statement shall be withdrawn by the Company prior to such date, the amendments set forth in Section 5(a) shall be null, void and of no effect.

Section 6. Other Amendments. (a) Each of the Company, CBRE and the Investors agrees that the last sentence of Section 4.2 of the Securityholders’ Agreement shall be amended and restated in its entirety, effective as of the date hereof, as follows: “Each Securityholder that is a Class B Securityholder (other than Malek) immediately prior to an IPO hereby agrees that, at all times after an IPO, such Securityholder will, and will cause each of its Affiliates to, vote all shares of Common Stock owned or held of record by it, at each annual or special meeting of stockholders of the Company at which directors of the Company are to be elected, in favor of the election or re-election as a member of the Board of each such individual nominated by any Securityholder pursuant to this Section 4.2.”

(b) Each of the Company, CBRE and the Investors agrees that Section 6.3 of the Securityholders’ Agreement shall be amended and restated in its entirety, effective as of the date hereof, as follows:

“6.3 Notices.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the addresses set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.3):

(a) If to the Company or to CBRE:

CB Richard Ellis Group, Inc.

865 South Figueroa Street, Suite 3400

Los Angeles, CA 90017

Attn: Chief Executive Officer

Fax: (415) 733-5555

with a copy to (which copy shall not be deemed notice pursuant to this Section 6.3):

Simpson Thacher & Bartlett LLP

3330 Hillview Avenue

Palo Alto, CA 94304

Attn: Richard Capelouto

Fax: (650) 251-5002

(b) If to BLUM or any of its Affiliates:

c/o Blum Capital Partners, L.P.

909 Montgomery Street, Suite 400

San Francisco, CA 94133

Attn: General Counsel

Fax: (415) 288-7293

with a copy to (which copy shall not be deemed notice pursuant to this Section 6.3):

Simpson Thacher & Bartlett LLP

3330 Hillview Avenue

Palo Alto, CA 94304

Attn: Richard Capelouto

Fax: (650) 251-5002

with a copy to (which copy shall not be deemed notice pursuant to this Section 6.3):

Wilmer Cutler Pickering LLP

2445 M St., N.W.

Washington D.C. 20037

Attn: Eric Markus

Fax: (202) 663-6363

(c) If to any of the FS Parties or any of their Affiliates:

c/o Freeman Spogli & Co., Inc.

11100 Santa Monica Blvd., Suite 1900

Santa Monica, CA 90025

Attn: J. Frederick Simmons

Fax: (310) 444-1870

with a copy to (which copy shall not be deemed notice pursuant to this Section 6.3):

Bingham McCutchen LLP

California Plaza

29th Floor, 300 South Grand Ave.

Los Angeles, CA 90071

Attn: Roger H. Lustberg

Fax: (213) 830-8601

(d) If to Koll:

4343 Von Karman Avenue

Newport Beach, CA 92660

Attn: Syd Buck

Fax: (949) 250-4344

(e) If to any of the Management Parties:

CB Richard Ellis Group, Inc.

865 South Figueroa Street, Suite 3400

Los Angeles, CA 90017

Fax: (415) 733-5555

with a copy to (which copy shall not be deemed notice pursuant to this Section 6.3):

O’Melveny & Myers LLP

610 Newport Center Drive, 17th Floor

Newport Beach, CA 92660-6429

Attn: Gary J. Singer

Fax: (949) 823-6994

(f) If to Malek:

1259 Crest Lane

McLean, VA 22101

Fax: (202) 371-0391

with a copy to (which copy shall not be deemed notice pursuant to this Section 6.3):

Katten Muchin Zavis Rosenman

1025 Thomas Jefferson Street, NW

East Lobby, Suite 700

Washington, DC 20007

Attn: Terrance Bessey

Fax: (202) 298-7570

(g) If to DLJIP, DLJIP II or DLJIP II Holdings:

11 Madison Avenue

16th Floor

New York, NY 10010-3629

Attn: Charles Harper

Fax: (212) 448-3415

with a copy to (which copy shall not be deemed notice pursuant to this Section 6.3):

Credit Suisse First Boston

11 Madison Avenue

New York, NY 10010-3629

Attn: Mina Yu

Fax: (646) 935-7491

with a copy to (which copy shall not be deemed notice pursuant to this Section 6.3):

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005-1702

Attn: John J. Schuster

Fax: (212) 378-2332

(h) If to CalPERS:

California Public Employees’ Retirement System

Lincoln Plaza

400 P Street, Rm. 3492

Sacramento, CA 95814

Attn:   Rick Hayes

Leon Shahinian

Joncarlo Mark

Marte Castanos

Fax: (916) 326-3344

with a copy to (which copy shall not be deemed notice pursuant to this Section 6.3):

Orrick, Herrington & Sutcliffe LLP

666 Fifth Avenue

New York, NY 10103

Attn: Christopher Locke

Fax: (212) 506-5151

(i) If to Stanfield CDO, Stanfield CLO or Stanfield/RMF:

c/o Stanfield Capital Partners LLC

430 Park Avenue, 12th Floor

New York, NY 10022

Attn: Jamie Donsky

Fax: (212) 891-9650

with a copy to (which copy shall not be deemed notice pursuant to this Section 6.3):

Richards Spears Kibbe & Orbe LLP

One World Financial Center

New York, New York 10281-1003

Attn: Eric O’Meara, Esq.

Fax: (212) 530-1801

(j) If to Provident:

One East Fourth Street

M/S 213A

Cincinnati, Ohio 45202

Attn: Chris Gribble

Fax: (513) 579-2858

with a copy to (which copy shall not be deemed notice pursuant to this Section 6.3):

309 Vine Street

M/S 255D

Cincinnati, Ohio 45202

Attn: Liz Halvorsen

Fax: (513) 639-5524”

(c) Each of the Company, CBRE and the Investors agrees that Exhibit A of the Securityholders’ Agreement shall be amended and restated in its entirety, effective as of the date hereof, as set forth in Exhibit A hereto.

Section 7. Representations and Warranties of the Investors. Each of the Investors represents and warrants, severally and not jointly, to the Company and the other Investors as follows:

(a) The total number of shares of outstanding Common Stock owned by such Investor and the total number of shares of Common Stock underlying outstanding options, warrants and stock fund units owned by, or allocated to, such Investor, in each case as of the date hereof, is accurately set forth opposite such Investor’s name on Schedule II hereto.

(b) If such Investor is a natural person, such Investor has caused his spouse to execute and deliver to the Company on the date hereof a Consent of Spouse in the form attached hereto as Exhibit B.

Section 8. Miscellaneous Provisions.

(a) The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things as may be reasonably necessary in order to give full effect to this Amendment and Waiver.

(b) Notwithstanding anything in this Amendment and Waiver to the contrary, except as expressly set forth herein, the Securityholders’ Agreement shall remain in full force and effect without amendment or modification thereof.

(c) This Amendment and Waiver does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto.

(d) This Amendment and Waiver will be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed and to be performed entirely within that state.

(e) This Amendment and Waiver, together with the Securityholders’ Agreement, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. The Company acknowledges and agrees that it shall not enter into any side letter or similar agreement with any of the Selling Investors after the date hereof that has the effect of establishing rights or otherwise benefiting such Selling Investor in a manner more favorable in any material respect to such Selling Investor than the rights and benefits established in favor of the Selling Investors by Section 3 of this Amendment and Waiver unless, in any such case, each of the other Selling Investors is also offered the opportunity to receive such rights and benefits.

(f) The section headings contained in this Amendment and Waiver are for reference purposes only and will not affect the meaning or interpretation of this Amendment and Waiver.

(g) If any provision of this Agreement is declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement will not be affected and will remain in full force and effect.

(h) This Amendment and Waiver may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

[remainder of the page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment and Waiver or caused this Amendment and Waiver to be executed on its behalf as of the date first written above.

CB RICHARD ELLIS GROUP, INC.

By:	/S/ KENNETH J. KAY

Name: Kenneth J. Kay Title: Chief Financial Officer

CB RICHARD ELLIS SERVICES, INC.

By:	/S/ KENNETH J. KAY

Name: Kenneth J. Kay Title: Chief Financial Officer

BLUM STRATEGIC PARTNERS, L.P.

By:	Blum Strategic GP, L.L.C., its general partner

By:	/S/ GREGORY HITCHAN

Name: Gregory Hitchan Title: General Counsel

BLUM STRATEGIC PARTNERS II, L.P.

By:	Blum Strategic GP II, L.L.C., its general partner

By:	/S/ GREGORY HITCHAN

Name: Gregory Hitchan Title: General Counsel

BLUM STRATEGIC PARTNERS II GMBH & CO. KG

By:	Blum Strategic GP II, L.L.C., its managing limited partner

By:	/S/ GREGORY HITCHAN

Name: Gregory Hitchan Title: General Counsel

FS EQUITY PARTNERS III, L.P.

By:	FS Capital Partners, L.P., its general partner

	By:	FS Holdings, Inc., its general partner

By:	/S/ JAMES F. SIMMONS

	Name:	James F. Simmons
	Title:	Chief Financial Officer

FS EQUITY PARTNERS INTERNATIONAL, L.P.

By:	FS&Co. International, L.P., its general partner

	By:	FS International Holdings Limited, its general partner

By:	/S/ JAMES F. SIMMONS

	Name:	James F. Simmons
	Title:	Vice President and Treasurer

DLJ INVESTMENT PARTNERS, L.P.

By:	DLJ Investment Partners II, Inc., its managing general partner

By:	/S/ CHARLES W. HARPER

Name: Charles W. Harper
Title: Principal

DLJ INVESTMENT PARTNERS II, L.P.

By:	DLJ Investment Partners II, Inc., its managing general partner

By:	/S/ CHARLES W. HARPER

Name: Charles W. Harper
Title: Principal

DLJIP II HOLDINGS, L.P.

By:	DLJ Investment Partners II, Inc., its general partner

By:	/S/ CHARLES W. HARPER

Name: Charles W. Harper
Title: Principal

PROVIDENT FINANCIAL GROUP, INC.

By:	/S/ JAMES L. GERTIE

Name: James L. Gertie
Title: EVP, Chief Credit and Risk Officer

STANFIELD ARBITRAGE CDO, LTD.

By:	Stanfield Capital Partners LLC, as Collateral Manager

By:	/S/ CHRISTOPHER E. JANSEN

Name: Christopher E. Jansen
Title: Managing Partner

STANFIELD CLO, LTD.

By:	Stanfield Capital Partners LLC, as Collateral Manager

By:	/S/ CHRISTOPHER E. JANSEN

Name: Christopher E. Jansen
Title: Managing Partner

STANFIELD/RMF TRANSATLANTIC CDO, LTD.

By:	Stanfield Capital Partners LLC, as Collateral Manager

By:	/S/ CHRISTOPHER E. JANSEN

Name: Christopher E. Jansen
Title: Managing Director

CALIFORNIA PUBLIC EMPLOYEES’ RETIREMENT SYSTEM

By:	/S/ JONCARLO MARK

Name: Joncarlo Mark
Title: Portfolio Manager

THE KOLL HOLDING COMPANY

By:	/S/ SYDNEY E. BUCK

Name: Sydney E. Buck
Title: Attorney-in-Fact for Donald M. Koll, President

/S/ FREDERIC V. MALEK

Frederic V. Malek

MANAGEMENT INVESTORS:

/S/ RAYMOND E. WIRTA

Raymond E. Wirta

/S/ W. BRETT WHITE

W. Brett White

Exhibit A

FORM OF ASSUMPTION AGREEMENT

                 ,

To the Parties to the Securityholders’ Agreement

dated as of July 20, 2001, amended as of April

14, 2004 and as may be further amended from

time to time

Dear Sirs or Madams:

Reference is made to the Securityholders’ Agreement, dated as of July 20, 2001 and amended as of April 14, 2004 (as may be further amended from time to time, the “Securityholders’ Agreement”), among CB Richard Ellis Services, Inc., a Delaware corporation; CB Richard Ellis Group, Inc., a Delaware corporation formerly known as CBRE Holding, Inc.; Blum Strategic Partners, L.P., a Delaware limited partnership formerly known as RCBA Strategic Partners, L.P.; Blum Strategic Partners II, L.P., a Delaware limited partnership; Blum Strategic Partners II GmbH & Co. KG, a German limited partnership; FS Equity Partners III, L.P., a Delaware limited partnership; FS Equity Partners International, L.P., a Delaware limited partnership; DLJ Investment Partners, L.P., a Delaware limited partnership; DLJ Investment Partners II, L.P., a Delaware limited partnership; DLJIP II Holdings, L.P., a Delaware limited partnership; Stanfield Arbitrage CDO, Ltd., a special purpose limited liability company organized under the laws of the Cayman Islands; Stanfield CLO, Ltd., a special purpose limited liability company organized under the laws of the Cayman Islands; Stanfield/RMF Transatlantic CDO, Ltd., a special purpose limited liability company organized under the laws of the Cayman Islands; Provident Financial Group, Inc., an Ohio corporation; California Public Employees’ Retirement System; The Koll Holding Company, a California corporation; Frederic V. Malek; and the individuals identified on the signature pages thereto as “Management Investors”

In consideration of the representations, covenants and agreements contained in the Securityholders’ Agreement, the undersigned hereby confirms and agrees that it shall be bound by all or certain of the provisions thereof in the manner set forth in Section 6.5 thereto. If the undersigned is a natural person and is married, the undersigned is delivering to the Company on the date hereof a Consent of Spouse executed by the undersigned’s spouse. If the undersigned is a natural person and becomes married after the date hereof, the undersigned will promptly thereafter deliver to the Company a Consent of Spouse executed by the undersigned’s spouse.

This Assumption Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed and to be performed entirely within that state.

Very truly yours,

[Transferee]

Section 6.3 Notice Information:

Address:

Attn:

Fax:

A-2

FORM OF CONSENT OF SPOUSE

In consideration of the execution of the foregoing Amendment and Waiver of Securityholders’ Agreement among CB Richard Ellis Group, Inc., CB Richard Ellis Services, Inc. and the other parties thereto, I,                     , the spouse of                     , do hereby join with my spouse in executing the foregoing Amendment and Waiver of Securityholders’ Agreement and do hereby agree to be bound by all of the terms and provisions thereof.

Dated as of ,

Name:

A-3

Exhibit B

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Amendment and Waiver of Securityholders’ Agreement among CB Richard Ellis Group, Inc., CB Richard Ellis Services, Inc. and the other parties thereto, I,                     , the spouse of                     , do hereby join with my spouse in executing the foregoing Amendment and Waiver of Securityholders’ Agreement and do hereby agree to be bound by all of the terms and provisions thereof.

Dated as of April 14, 2004

Name: